WILY TECHNOLOGY, INC. AND SUBSIDIARIES

Report of Independent Auditors
To the Board of Directors and Shareholders of
Wily Technology, Inc.:
We have audited the accompanying consolidated balance sheet of Wily Technology, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statement of operations, mandatorily redeemable convertible preferred stock and shareholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the 2005 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wily Technology, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Rowbotham & Company LLP
San Francisco, California
June 15, 2006

Report of Independent Auditors
To the Board of Directors and Shareholders of
Wily Technology, Inc.:
In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of mandatorily redeemable convertible preferred stock and shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Wily Technology, Inc. and its subsidiaries at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
December 23, 2005

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Consolidated Balance Sheets
As of December 31, 2005 and 2004
Assets

	2005	2004
Current assets:
Cash and cash equivalents	$13,299,100	$15,665,405
Accounts receivables, less allowance for doubtful accounts of $107,562 and $72,500, at December 31, 2005 and 2004, respectively	14,125,063	9,330,242
Prepaid expenses and other current assets	1,291,158	948,902

Total current assets	28,715,321	25,944,549

Property and equipment, net	1,722,134	1,423,986

Purchased software products, net	11,930,848	—

Other assets	213,016	136,456

Total assets	$42,581,319	$27,504,991

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31, 2005 and 2004
Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Shareholders’ Deficit

	2005	2004
Current liabilities:
Accounts payable	$2,213,792	$952,055
Accrued liabilities	6,257,226	5,281,476
Current portion of deferred revenue	20,191,485	13,552,651
Current portion of notes payable	904,224	693,516

Total current liabilities	29,566,727	20,479,698

Deferred revenue, net of current portion	4,947,070	3,189,698

Notes payable, net of current portion	642,439	753,552

Total liabilities	35,156,236	24,422,948

Commitments and contingencies	—	—

Mandatorily redeemable convertible preferred stock; no par value:
Authorized 21,700,000 and 20,450,000 shares at December 31, 2005 and 2004, respectively; 19,763,860 and 18,608,034 shares issued outstanding at December 31, 2005 and 2004, respectively (aggregate liquidation of $46,912,942 at December 31, 2005)	46,883,155	42,593,875

Shareholders’ deficit:
Common stock, no par value:
Authorized 43,500,000 shares at December 31, 2005 and 2004; 5,202,382 and 3,945,083 shares issued outstanding at December 31, 2005 and 2004, respectively	24,062,187	3,854,678
Deferred stock-based compensation	(8,160,384)	(2,183,861)
Accumulated deficit	(55,359,875)	(41,182,649)

Total stockholders’ deficit	(39,458,072)	(39,511,832)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$42,581,319	$27,504,991

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Consolidated Statements of Operations
For the Years Ended December 31, 2005 and 2004

	2005	2004
Revenues:
License	$32,181,255	$20,762,746
Support and service	19,524,764	9,442,653

Total revenues	51,706,019	30,205,399

Cost of support and service revenue	6,401,731	3,809,792

Gross profit	45,304,288	26,395,607

Operating expenses:
Research and development	10,847,592	7,015,962
Sales and marketing	38,661,850	28,196,570
General and administrative	9,026,037	4,512,816

Total operating expenses	58,535,479	39,725,348

Loss from operations	(13,231,191)	(13,329,741)

Other income (expense):
Interest and other income (expense), net	(303,847)	72,869
Interest expense	(394,969)	(69,620)

Total other income (expense)	(698,816)	3,249

Loss before income tax expense	(13,930,007)	(13,326,492)

Income tax expense	247,219	189,583

Net loss	$(14,177,226)	$(13,516,075)

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Statements of Mandatorily Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Consolidated Statements of Mandatorily Redeemable Convertible Preferred Stock and Shareholders’ Deficit
For the Year Ended December 31, 2005

	Mandatorily Redeemable				Deferred		Total
	Convertible Preferred Stock		Common Stock		Stock-Based	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Compensation	Deficit	Deficit

Balance at January 1, 2005	18,608,034	$42,593,875	3,945,083	$3,854,678	$(2,183,861)	$(41,182,649)	$(39,511,832)

Issuance of Series D Mandatorily Redeemable Convertible Preferred Stock	155,826	575,000	—	157,385	—	—	157,385

Issuance of Series D Mandatorily Redeemable Convertible Preferred Stock, Common Stock, and stock options	1,000,000	3,690,000	714,803	8,095,921	—	—	8,095,921

Deferred stock-based compensation to Timestock, Inc. employees				840,321	(840,321)		—

Issuance of Common Stock to employee	—	—	1,000	4,070	—	—	4,070

Issuance of Preferred Stock warrant	—	—	—	263,943	—	—	263,943

Issuance of Common Stock upon exercise of stock options	—	—	541,496	322,233	—	—	322,233

Compensation charge from modification to stock options	—	—	—	1,657,205	—	—	1,657,205

Nonemployee stock-based compensation charge	—	—	—	344,760	—	—	344,760

Deferred stock-based compensation to employees	—	—	—	8,545,951	(8,545,951)	—	—

Amortization of deferred stock-based compensation	—	—	—	—	3,409,749	—	3,409,749

Accretion of mandatorily redeemable preferred stock to redemption value	—	24,280	—	(24,280)	—	—	(24,280)

Net loss	—	—	—	—	—	(14,177,226)	(14,177,226)

Balance at December 31, 2005	19,763,860	$46,883,155	5,202,382	$24,062,187	$(8,160,384)	$(55,359,875)	$(39,458,072)

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Statements of Mandatorily Redeemable Convertible Preferred Stock and Shareholders’ Deficit
For the Year Ended December 31, 2004

	Mandatorily Redeemable				Deferred		Total
	Convertible Preferred Stock		Common Stock		Stock-Based	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Compensation	Deficit	Deficit

Balance at January 1, 2004	17,253,020	$37,576,694	3,560,177	$456,498	$—	$(27,666,574)	$(27,210,076)

Issuance of Series D Mandatorily Redeemable Convertible Preferred Stock in December 2004 for cash at $3.69 per share, net of issuance costs of $17,117	1,355,014	4,982,885	—	—	—	—	—

Issuance of Common Stock upon exercise of stock options	—	—	384,906	189,927	—	—	189,927

Nonemployee stock-based compensation	—	—	—	80,738	—	—	80,738

Deferred stock-based compensation to employees	—	—	—	2,792,037	(2,792,037)	—	—

Amortization of deferred stock-based compensation	—	—	—	—	608,176	—	608,176

Compensation charge from modification to stock options	—	—	—	369,774	—	—	369,774

Accretion of mandatorily redeemable preferred stock to redemption value	—	34,296	—	(34,296)	—	—	(34,296)

Net loss	—	—	—	—	—	(13,516,075)	(13,516,075)

Balance at December 31, 2004	18,608,034	$42,593,875	3,945,083	$3,854,678	$(2,183,861)	$(41,182,649)	$(39,511,832)

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(14,177,226)	$(13,516,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,428,504	480,533
Interest related to issuance of Series D Mandatorily Redeemable Convertible Preferred Stock	157,385	—
Provision for doubtful accounts	35,062	—
Employee stock-based compensation	4,070	—
Employee stock option-based compensation	3,409,749	608,176
Nonemployee stock-based compensation	2,001,965	450,512
Change in operating assets and liabilities:
Accounts receivable	(4,821,883)	(4,007,276)
Prepaid expenses and other current assets	(335,881)	(575,475)
Other assets	(76,560)	161,683
Accounts payable	912,906	(301,342)
Accrued liabilities	1,101,329	2,332,730
Deferred revenue	8,373,512	9,006,092
Other long-term liabilities	—	(162,409)

Net cash used in operating activities	(1,987,068)	(5,522,851)

Cash flows from investing activities:
Purchase of property and equipment	(1,013,520)	(869,039)
Cash used for purchase of business	(489,996)	—

Net cash used in investing activities	(1,503,516)	(869,039)

Cash flows from financing activities:
Proceeds from issuance of Series D Mandatorily Redeemable Convertible Preferred Stock, net of issuance costs	575,000	4,982,885
Proceeds from the exercise of stock options	322,233	189,927
Proceeds from notes payable	1,000,000	2,178,738
Payments under capital lease obligations	—	(18,000)
Payments under notes payable	(636,462)	(1,344,797)

Net cash provided by financing activities	1,260,771	5,988,753

Effect of exchange rate changes on cash	(136,492)	61,274

Net decrease in cash and cash equivalents	(2,366,305)	(341,863)

Cash and cash equivalents — beginning of the year	15,665,405	16,007,268

Cash and cash equivalents — end of the year	$13,299,100	$15,665,405

The accompanying notes are an integral part of these consolidated financial statements.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
1.	Nature of Business

Wily Technology, Inc. (the “Company”) was incorporated in the State of California on January 15, 1998. The Company designs and develops performance management software for Java applications.

The Company completed five rounds of private equity financing since inception, which totaled approximately $46.9 million. However, the Company has incurred losses and negative cash flows from operations for every fiscal period since inception. For the year ended December 31, 2005, the Company incurred a net loss of approximately $14.2 million and negative cash flows from operations. As of December 31, 2005, the Company had an accumulated deficit of approximately $55.4 million. Operating losses and negative cash flows from operations may continue in the foreseeable future and losses may increase from current levels because of additional costs and expenses related to, among other things, brand development, marketing, other promotional activities, expansion of product offerings and development of relationships with other businesses. While management believes that the Company’s current cash resources are adequate to meet its needs for 2006, the Company may need to borrow funds or raise additional equity to achieve its longer-term business objectives, which may not be available on terms acceptable to the Company, or at all. Failure to generate sufficient revenues, raise additional capital or reduce spending could adversely affect the Company’s ability to achieve its intended business objectives. The Company’s Preferred shareholders also have the right to require the Company to redeem their stock beginning in 2009 (see note 7), which will impact the Company’s liquidity if redeemed.

2.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation — The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. These estimates may affect the amounts of assets and liabilities reported in the balance sheet, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results may differ from those estimates.

Foreign Currency Translation — The Company established branch offices in Japan in 2005, Germany and France in 2004, Australia in 2003, and in the United Kingdom in 2002. For financial reporting purposes the functional currency of these branch offices is the U.S. dollar. For the years ended December 31, 2005 and 2004, a translation loss included in the consolidated statements of operations in interest and other income (expense), net, was $161,729 and $100,578, respectively.

Cash and Cash Equivalents — The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Fair Value of Financial Instruments — The carrying amounts of certain of the Company’s financial instruments, including cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities. Debt and capital lease obligations are carried at cost, which approximates fair value due to the market value interest rates that these debts bear.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions that management believes are credit-worthy.

The Company’s accounts receivable are derived from revenue earned from customers located primarily in the United States and Europe. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

At December 31, 2005, one customer accounted for 15% of accounts receivable. At December 31, 2004, two customers accounted for 14% and 11% of accounts receivable, respectively.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:

Computers and office equipment	3 - 5 years
Software	3 years
Furniture and fixtures	7 years
Computers and equipment acquired under capital leases are amortized over the shorter of the lease term or the useful life of the asset. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the improvement. Repair and maintenance costs are expensed as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation or amortization are relieved from the accounts and the net gain or loss is included in the determination of income.

Purchased Software Products — Purchased software costs are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over its estimates useful lives of the 5 years.

Software Development Costs — Costs related to research, design and development of software products are generally expensed as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established up until the time of general release of the product. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs eligible for capitalization, incurred after achieving technological feasibility and before general release of its product, were not material in any period presented. Accordingly, all software development costs have been charged to research and development expense in the accompanying statements of operations.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Revenue Recognition — The Company recognizes revenue in accordance with the provisions of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. The Company’s revenues are primarily derived from two sources: (i) software license, revenue from sales to end users; and (ii) maintenance and consulting services revenue from providing post-contract customer support and software updates to end users and from providing training and consulting services to end users.

When consulting or other services sold in connection with a software license are not essential to the functionality of the software, the Company recognizes revenue from software licenses upon delivery of the software and execution of a binding agreement with the customer, provided that the fee is fixed or determinable, collection is probable and there are no customer acceptance clauses. When customer acceptance clauses exist, revenues are recognized upon customer acceptance.

For sales agreements with multiple obligations (e.g., delivered and undelivered products, post-contract support and other services), the Company allocates revenues to the undelivered elements of the contract based on objective evidence of fair value. This objective evidence is the sales price of the element when sold separately or the renewal rate specified in the agreement. The Company recognizes revenues allocated to undelivered elements when the criteria for software license revenues set forth above are met. When objective evidence of the fair value of maintenance and post-contact customer support services revenue has not yet been established, all contract revenue is recognized ratably over the term of the maintenance agreement.

Revenues from maintenance and post-contract support services are recognized ratably over the contractual period. Payments for maintenance and support services are generally made in advance and are non-refundable. Revenues from training and consulting services are recognized as the related services are performed. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue. Deferred revenue also includes advance payments received for maintenance and support services and license revenues received or due under the terms of the contracts for which customer acceptance had not been received.

Service revenue includes reimbursements received from customers for out-of-pocket expenses and travel costs of $190,137 and $193,763 for the years ended December 31, 2005 and 2004, respectively, in accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, Income Statement Characterization of Reimbursement Received for ‘Out-of-Pocket’ Expenses.

Advertising — The Company expenses advertising costs to sales and marketing expense as incurred. Advertising expense for the years ended December 31, 2005 and 2004 was $2,688,903 and $2,033,763, respectively.

Cost of Support and Service Revenue — Cost of maintenance and professional services revenues consists of direct customer support and service costs. There were no material direct costs of license revenues for any period presented.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Income Taxes — Deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established when, in management’s estimate, deferred tax assets do not meet the criteria of being “more likely than not” to be realized.

Accounting for Long-Lived Assets — The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows, which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Stock-Based Compensation — The Company accounts for activity under its employee stock-based compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25, and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. The Company accounts for stock-based compensation relating to equity instruments issued to nonemployees using the fair value method prescribed by Emerging Issues Task Force (“EITF) Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Compensation expense is amortized using the multiple option approach in accordance with FIN No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

The following table illustrates the effect on net loss if the Company had elected to recognize stock-based employee compensation expense based on the fair value method as prescribed by SFAS No. 123, as amended by SFAS No. 148 for the years ended December 31, 2005 and 2004:

	2005	2004
Net loss as reported	$(14,177,226)	$(13,516,075)
Add — Total stock-based employee compensation expense included in reported net loss	3,409,749	608,176
Deduct — Total stock-based employee compensation expense determined under fair value method for all awards	(5,177,144)	(979,720)

Proforma net loss	$(15,944,621)	$(13,887,619)

Comprehensive Loss — The Company has no components of comprehensive income (loss) other than its net loss and, accordingly, comprehensive loss is the same as the net loss for all periods presented.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Recent Accounting Pronouncements — In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity and further requires that an issuer classify as liability (or an asset in some circumstances) financial instruments that fall within its scope because that financial instrument embodies an obligation of the issuer. Many of such instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for nonpublic entities, as defined, for whom it is effective beginning after December 31, 2004. The Company is currently evaluating the potential impact of this standard.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) Share-Based Payment (“SFAS No. 123R”). SFAS No. 123R addresses all forms of share-based payment (“SBP”) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R will require companies to expense SBP awards as compensation cost measured at fair value. For nonpublic companies SFAS No. 123R is effective for their first annual reporting period that begins after December 15, 2005. The Company expects the adoption of SFAS No. 123 may have a material adverse impact in the Company’s operating results. The Company is currently in the process of evaluating the extent of such impact.

On June 29, 2005, the staff of the FASB issued FASB Staff Position (FSP) FAS 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. This FSP clarifies that warrants on redeemable shares are within the scope of SFAS No. 150, regardless of the location of the redemption feature (for example in the underlying security instead of the warrant), the likelihood of redemption, or the timing and amount of the redemption feature. FSP FAS 150-5 goes into effect in the first reporting period that begins after June 30, 2005. If the FSP’s guidance makes it necessary for an entity to change previously reported information, the cumulative effect shall be reported according to the transition provisions of SFAS No. 150 in the first reporting period beginning after June 30, 2005. In accordance with the transition provisions in SFAS No. 150, the fair value of the freestanding warrant (or other similar instrument) should be determined as of the beginning of the first reporting period that begins after June 30, 2005. The difference between the previous carrying amount and the fair value as of the beginning of the reporting period is recognized in the statement of operations. For non-public entities, the first reporting period will be the first fiscal year that begins after June 30, 2005 (or the beginning of an upcoming interim period prior to the beginning of the next fiscal year, if the entity decides to early adopt this FSP). The Company is currently evaluating the potential impact of this FSP.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
3.	Balance Sheet Components

The balance sheet components as of December 31, 2005 and 2004 are as follows:

	2005	2004
Property and equipment:
Computers and office equipment	$2,720,968	$1,970,709
Software	763,802	469,958
Furniture and Fixtures	45,548	10,158
Leasehold Improvements	112,168	78,217

Total property and equipment	3,642,486	2,529,042
Accumulated depreciation and amortization	(1,920,352)	(1,105,056)

Property and equipment, net	$1,722,134	$1,423,986

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $800,565 and $480,533, respectively.

Included in depreciation and amortization expense is $0 and $14,297 of amortization expense on capital leased assets for the years ended December 31, 2005 and 2004, respectively.

	2005	2004
Accrued liabilities:
Accrued compensation	$4,758,798	$3,908,017
Accrued taxes	247,219	189,583
Accrued other	1,251,209	1,183,876

Accrued liabilities	$6,257,226	$5,281,476

4.	Intangible Assets

On September 30, 2005, the Company acquired all of the assets and liabilities of Timestock, Inc. The aggregate consideration paid for the acquisition was $12,285,921 (1,000,000 shares of the Company’s Series D Mandatorialy Redeemable Convertible Preferred Stock issued at a fair value of $3,690,000, 714,803 shares of the Company’s Common Stock issued at a fair value of $7,678,140, a $500,000 loan made to Timestock, Inc. in August 2005 to fund continuing operations prior to but in contemplation of the acquisition, and 200,686 common stock options in contemplation of the acquisition that were valued at $417,781). Subsequent to the acquisition, the Company issued 578,500 common stock options to Timestock, Inc. employees in connection with their employment with Wily Technology, Inc. The difference between the exercise price and fair market value of the option amounted to $840,321 and is included in deferred stock-based compensation to employees.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
As summary of the acquisition is as follows:

Liabilities assumed	$(382,438)
Total tangible assets acquired	109,572
Purchased software products	12,558,787

Total aggregate consideration paid	$12,285,921

The results of the acquired business will be included in the Company’s results of operations beginning October 1, 2005.

The consideration paid in excess of the fair market value of tangible assets acquired and liabilities assumed was all allocated to purchased software products. Amortization of purchased software products is computed using the straight-line method over the estimated useful lives of the assets, 5 years.

The change in carrying amounts of purchased software products, net for the year ended December 31, 2005 was as follows:

2005
Balance, January 1, 2005	$—
Purchased software products acquired in 2005	12,558,787
Amortization expense	(627,939)

Purchased software products, net	$11,930,848

Amortization expense for the year ended December 31, 2005 was $627,939.

The following unaudited pro forma information for the years ended December 31, 2005 and 2004, gives effect to the acquisition, as if the acquisition was completed as of the beginning of the periods presented below:

	Unaudited
	2005	2004

Pro forma revenues	$52,142,981	$30,462,809

Pro forma cost of support and service revenue	$8,285,548	$6,321,548

Pro forma gross profit	$43,857,433	$24,141,261

Loss before income tax expense	$(17,938,965)	$(17,204,919)

Net loss	$(18,192,302)	$(17,394,502)

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
5.	Notes Payable

During fiscal 2003 the Company entered into an agreement with a lending institution comprising of an equipment line of credit of up to $1.5 million in notes payable and a one-time term note payable of up to $750,000. All outstanding notes payable bear interest at the greater of the prime rate plus 1.0% or 5.0%. Under the terms of the agreement, borrowings are collateralized by substantially all of the Company’s assets and the Company is required to comply with certain reporting and financial covenants, including maintaining a certain level of net tangible worth. Notes payable established under the equipment line of credit are to be repaid over 36 equal monthly installments and the term note is to be repaid over 30 monthly installments from the commitment date. During certain periods of 2004, the Company was in violation of certain covenants of its outstanding term note and equipment line of credit. On September 1, 2004, the financial covenants related to the term note and equipment line of credit were amended. The Company received waivers for all periods with covenant violations during 2004.

On February 9, 2005, the Company amended its loans related to its equipment line of $1.5 million and its term loan of $750,000. Upon signing the agreement, the Company issued warrants to purchase 5,420 shares of Series D Preferred Stock at $3.69 per share. Advances under the equipment line bear interest at 1.75% above the prime rate. The existing balance on February 9, 2005 of $1.0 million continues to bear interest at the greater of 1% above the prime rate or 5.0%.

In addition, on February 9, 2005, the Company entered into an Amended and Restated Loan and Security Agreement that allows up to $5.0 million of Growth Capital Advances. The Company may take advances through December 31, 2005, in minimum increments of $1,000,000. The line of credit is collateralized by all of the Company’s assets plus a lien on intellectual property needed to collect accounts receivable. Upon signing the agreement, the Company issued warrants to purchase 67,751 shares of Series D Preferred Stock at $3.69 per share. An additional warrant for 5,420 shares will be granted if any advances are taken, plus warrants for 10,840 shares will be granted upon each $1 million advance under the loan. The outstanding principal of the loan is due on May 1, 2008. All outstanding Growth Capital Advances bear interest rate of 5.25% above the prime rate. As of the date of this report the Company has not drawn on Growth Capital Advances.

At December 31, 2005, the Company had $1,424,038 outstanding under the equipment line of credit and had $122,625 outstanding under the term note.

Future principal payments under the notes payable are as follows:

Year ended December 31,
2006	$904,224
2007	515,994
2008	126,445

Total notes payable	$1,546,663

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
For the years ended December 31, 2005 and 2004, interest expense was $394,969 and $69,620, respectively. Interest expense for the year ended December 31, 2005, includes $96,779 of amortization of interest related to warrants and $157,384 related to the issuance of Series D Preferred Stock, see Note 7.

6.	Commitments and Contingencies

The Company leases its office space and certain computer equipment under non-cancelable operating leases with various expiration dates through January 2007. Total rent expense under operating leases was $1,322,949 and $1,047,218 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2005 are as follows:

Year ended December 31,
2006	$1,282,929
2007	1,029,238
2008	911,850
2009	292,425

Total future minimum lease payments	$3,516,442

Under the indemnification of the Company’s standard software license agreements, the Company agrees to defend the licensee against third party claims asserting infringement by Company’s products of certain intellectual property rights, which may include patents, copyrights, trademarks or trade secrets, and to pay any judgments entered on such claims against the licensee. The Company has not incurred significant expense defending its licensees against third party claims. Further, the Company has never incurred significant expense under its standard product or services performance warranties. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements at December 31, 2005.

As permitted under California law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a director and officer insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of its insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal. All of these indemnification agreements were grandfathered under the provisions of FIN 45 as they were in effect prior to December 31, 2002. Accordingly, the Company had no liabilities recorded for these agreements at December 31, 2005.

The Company is subject to claims and assessments from time to time in the ordinary course of business. Management does not believe that any such matters, individually or in the aggregate, will have a material impact on the Company’s consolidated financial position, results of operations and cash flows.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
7.	Mandatorily Redeemable Convertible Preferred Stock

Mandatorily redeemable convertible preferred stock (“Preferred Stock”) comprises the following at December 31, 2005:

		Number of	Liquidation
	Number of	Shares Issued	Preference
	Shares	and	Per	Liquidation
Shares	Authorized	Outstanding	Share	Preference
A	3,000,000	2,861,408	$0.900	$2,575,267
B	10,000,000	8,815,404	$2.277	20,072,675
C	5,850,000	5,576,208	$2.690	15,000,000
D	2,850,000	2,510,840	$3.690	9,265,000

	21,700,000	19,763,860		$46,912,942

In 2005, in connection with the issuance of Series D Preferred Stock, the Company recorded a charge to interest totaling $157,384. The charge was calculated as the difference between the purchase price and the fair value of common stock at the date of issuance because the value of common stock was deemed to be higher than the Series D Preferred Stock at the issuance date.

The rights, privileges and preferences of Series A, Series B, Series C and Series D Preferred Stock are as follows:
Voting Rights — Holders of Series A, Series B, Series C and Series D Preferred Stock are entitled to one vote for each share of common stock into which each share of Preferred Stock is convertible.

Dividends — The holders of Series A, Series B, Series C and Series D Preferred Stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, noncumulative dividends at the annual rate of $0.072, $0.18216, $0.2152 and $0.2952 per share, respectively. Such dividends are payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to common stock, until all declared dividends on the Series A, Series B, Series C and Series D Preferred Stock have been paid. Through December 31, 2005, no dividends have been declared or paid by the Company.

Liquidation Preference — In the event of any liquidation, dissolution, or winding up of the Company either voluntary or involuntary, holders of Series A, Series B, Series C and Series D Preferred Stock are entitled to receive in preference over holders of common stock, an amount of $0.90 per share for Series A Preferred Stock, $2.277 per share for Series B Preferred Stock, $2.69 per share for Series C Preferred Stock, and $3.69 per share for Series D preferred stock plus any declared but unpaid dividends.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
If the assets of the Company are insufficient to make payment in full to all holders of Preferred Stock as set forth above, then such assets shall be distributed among the holders of Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After this payment, any remaining payments shall be made ratably to the holders of common stock.

Conversion — Each share of Series A, Series B, Series C and Series D Preferred Stock may be converted into shares of common stock on a one-for-one basis, subject to adjustments under specific circumstances. Conversion is either (i) at the option of the preferred stockholders or (ii) automatic upon the closing of an initial public offering which results in gross cash proceeds to the Company of at least $15.0 million. The Company has reserved shares of common stock for the conversion of the outstanding shares of Preferred Stock that will be sufficient to effect the conversion of all outstanding shares of Preferred Stock.

Redemption — Upon the written election of holders of the majority of the Preferred Stock, the Series A, Series B, Series C and Series D Preferred Stock shall be redeemable to the extent of one-third of the outstanding shares on the fifth, sixth and seventh anniversary dates of the closing of the Series D Preferred Stock financing. The redemption price is the purchase price plus any declared but unpaid dividends.

If the Company does not have sufficient funds legally available to redeem all shares of Preferred Stock to be redeemable at the Redemption Date, then the Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

Required redemption amounts of Preferred Stock at December 31, 2005, excluding any unpaid dividends are as follows:

December 15, 2009	$15,637,647
December 15, 2010	15,637,647
December 15, 2011	15,637,648

Required redemption amount	$46,912,942

Warrants — In connection with the extension of the line of credit agreement, a warrant to purchase 8,783 shares of Series B Preferred Stock at an exercise price of $2.277 per share was issued to a financial institution in July 2002. The Company valued the warrant using the Black-Scholes option pricing model on the grant date, applying a contractual life of seven years, risk-free interest rate of 4.49%, an expected dividend yield of 0%, volatility of 100% and a fair value for Preferred Stock of $2.277 per share. This resulted in an estimated fair value of $16,835, which had been recorded as a debt discount and being amortized to interest expense through July 2005. The unamortized debt discount was written off during 2003 as the line of credit agreement was terminated. This warrant is outstanding and exercisable at December 31, 2005 and expires in July 2009.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
In connection with the line of credit agreement, a warrant to purchase 13,175 shares of Series B Preferred Stock at an exercise price of $2.277 per share was issued to a financial institution in March 2001. The Company valued the warrant using the Black-Scholes option pricing model on the grant date, applying a contractual life of seven years, risk-free rate of 4.90%, an expected dividend yield of 0%, volatility of 100% and a fair value for Preferred Stock of $2.277 per share. This resulted in an estimated fair value of $25,300, which had been recorded as a debt discount and was being amortized to interest expense. The unamortized debt discount was written off in full when the line of credit agreement was terminated in fiscal 2003. This warrant is outstanding and exercisable at December 31, 2005 and expires in March 2008.

In addition, on February 9, 2005, the Company entered into an Amended and Restated Loan and Security Agreement. Upon signing the agreement, the Company issued warrants to purchase 73,171 shares of Series D Preferred Stock at $3.69 per share. The Company valued the warrant using the Black-Scholes option pricing model on the grant date, applying a contractual life of seven years, risk-free rate of 4.17%, an expected dividend yield of 0%, volatility of 100% and a fair value for Preferred Stock of $4.26 per share. This resulted in an estimated fair value of $263,943, which has been recorded as prepaid interest and is being amortized to interest expense. The amount expensed as interest for the year ended December 31, 2005 was $96,779. An additional warrant for 5,420 shares will be granted if any advances are taken, plus warrants for 10,840 shares will be granted upon each $1 million advance under the loan. As of the date of this report, the Company has not drawn on Growth Capital Advances.
8.	Common Stock

Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. The holder of each share of common stock is entitled to one vote. The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of separation of employment. The shares are generally released from repurchase provisions ratably over four years.

At December 31, 2005 and 2004, there were 3,032 and 14,808 unvested shares of common stock subject to repurchase at a price of $0.50 per share.

Stock Option Plan — In 1999, the Company adopted the 1999 Equity Incentive Plan (the “Plan”) under which shares of the Company’s common stock are reserved for issuance to employees, directors and consultants as determined by the Board of Directors. Options granted under the Plan may be incentive stock options or non-qualified stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable, however, options shall become exercisable at a rate of not less than 20% per year over five years from the date the options are granted. The exercise price of incentive stock options and non-qualified stock options shall be no less than 100% and 85%, respectively, of the fair market value per share of the Company’s common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares of the Company, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The maximum term of the options is ten years.

A total of 11,960,255 shares of common stock have been reserved as of December 31, 2005 for the Plan.

The following table summarizes activity under the Plan:

	Shares		Weighted
	Reserved	Number	Average
	for	of	Exercise
	Grant	Options	Price
Balance at January 1, 2004	1,529,754	6,352,397	$0.61
Additional options reserved	930,000	—	$—
Shares granted	(1,642,000)	1,642,000	$1.25
Shares exercised	—	(422,498)	$0.49
Options cancelled	377,057	(377,057)	$0.75

Balance at December 31, 2004	1,194,811	7,194,842	$0.76
Additional options reserved	2,455,840	—	$—
Shares granted	(2,642,732)	2,642,732	$2.03
Shares exercised	—	(575,072)	$0.56
Options cancelled	416,006	(416,006)	$1.00

Balance at December 31, 2005	1,423,925	8,846,496	$1.14

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
The following table summarizes information about stock options outstanding and exercisable at December 31, 2005:

	Options Outstanding		Options Exercisable
		Weighted
		Average
		Remaining		Weighted
	Number	Contractual	Number	Average
Exercise	Of	Life	of	Exercise
Price	Shares	(In Years)	Shares	Price

$0.25	390,300	4.01	390,300	$0.25
$0.30	114,067	8.57	114,650	$0.30
$0.50	3,060,423	5.79	3,060,423	$0.50
$0.60	59,495	9.59	59,495	$0.60
$0.75	79,500	7.06	79,500	$0.75
$0.90	442,479	7.23	442,479	$0.90
$1.00	1,722,932	8.11	1,310,848	$1.00
$1.50	279,500	8.74	279,500	$1.50
$1.75	342,000	8.94	342,000	$1.75
$2.00	742,000	9.21	742,000	$2.00
$2.25	1,407,150	9.69	1,407,150	$2.25
$2.50	206,650	9.93	206,650	$2.50

	8,846,496	7.53	8,434,995	$1.14

At December 31, 2004, the Company had 6,408,627 stock options outstanding and exercisable with a weighted average exercise price of $0.75 per share.

Stock Option Grants to Employees — In connection with employee stock option grants, the Company recorded deferred stock-based compensation costs, net of cancellations, totaling $8,545,951 and $2,792,037 for the years ended December 31, 2005 and 2004, respectively. Deferred stock-based compensation costs are calculated as the difference between the exercise price and the fair value of the underlying stock at the date of grant and are recognized over the vesting period of the underlying stock options, generally four years, and in accordance with FIN 28. Amortization of deferred stock-based compensation, net of cancellations, resulted in a net charge to the statements of operations, $3,256,531 and $608,176 for the years ended December 31, 2005 and 2004, respectively. Future amortization of deferred stock-based compensation expense, excluding impact of future cancellations, is estimated to be $4,585,716, $1,928,464, $812,686 and $146,415 for the years ending December 31, 2006, 2007, 2008 and 2009, respectively.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Employee non-cash stock-based compensation associated with grants of stock options to employees recorded in the accompanying statements of operations relates to the following categories for the years ended December 31, 2005 and 2004:

	2005	2004

Cost of support and service revenue	$159,425	$29,704
Research and development	757,477	63,711
Sales and marketing	1,820,100	325,408
General and administrative	672,747	189,353

Total employee non-cash stock-based compensation	$3,409,749	$608,176

Stock Option Grants to Nonemployees — Stock-based compensation expense related to stock options granted to nonemployees is recognized as earned. At each reporting date, the Company re-values the stock-based compensation using the Black-Scholes pricing model. As a result, stock-based compensation expense will fluctuate as the estimated fair market value of the Company’s common stock fluctuates. In connection with the grant of stock options to nonemployees the Company, for the years ended December 31, 2005 and 2004, recorded $344,760 and $80,738 of stock-based compensation expense, respectively, which is included in general and administrative expense.

During the year ended December 31, 2004, the Company extended the vesting and exercise period on 180,754 options previously granted to an employee who later converted to a consultant. The resulting nonemployee stock-based compensation charge of $369,774 is included in sales and marketing expense for year ended December 31, 2004.

During the year ended December 31, 2005, the Company extended the vesting and exercise period on 436,313 options previously granted to two employees who later converted to consultants. The resulting nonemployee stock-based compensation charges are classified as follows: $51,815 is included in research and development expense, $487,875 is included in sales and marketing expense, and $1,117,515 is included in general and administrative expense.

The fair value of each option grant is estimated on the date of grant using the following weighted-average assumptions for the years ended December 31, 2005 and 2004:

	2005	2004

Average remaining contractual life in years	6	7

Average risk free interest rate	4.42	3.43

Expected dividend yield	—	—

Volatility	100%	100%

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
9.	Income Taxes

The components of the provision for income tax expense are as follows for the years ended December 31, 2005 and 2004:

	2005	2004

Current:
Federal	$35,000	$—
State	16,513	1,500
Foreign	195,706	188,083

Total current	247,219	189,583

Deferred:
Federal	—	—
State	—	—
Foreign	—	—

Total deferred	—	—

Income tax expense	$247,219	$189,583

A reconciliation of income tax expense with the expected income tax expense computed by applying the federal statutory income tax rate of 34.00% to loss before income tax expense, is as follows for the years ended December 31, 2005 and 2004:

	2005	2004

Income tax benefit at statutory rate	(34.00)%	(34.00)%
State income tax benefit	(6.80)	3.20
Meals and entertainment	—	0.40
Credits	(3.50)	(2.80)
Foreign rate differential	(0.20)	(0.30)
Change in valuation allowance	38.00	30.40
Deferred compensation	7.20	—
Other, net	1.10	4.50

Income tax expense	1.80%	1.40%

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
The components of the net deferred tax assets as of December 31, 2005 and 2004 are as follows:

	2005	2004

Depreciation and amortization	$(59,591)	$(80,017)
Accruals	2,346,774	23,845
Credits	2,647,064	1,819,824
Capitalized research and development costs	326,091	372,938
Net operating losses	15,162,734	14,520,194
Stock-based compensation for nonemployees	59,355	—
Purchased software products	(4,752,581)	—
Reserves	1,016,711	28,880

Gross deferred tax assets	16,746,557	16,685,664
Valuation allowance	(16,746,557)	(16,685,664)

Net deferred tax assets	$—	$—

For financial reporting purposes, the Company has incurred a loss in each period since inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2005 and 2004. The valuation allowance increased by $60,893 and $4,057,029 for the years ended December 31, 2005 and 2004, respectively.

As of December 31, 2005, the Company has net operating loss carryforwards of approximately $41.3 million for federal and $19.2 million for state tax purposes. If not utilized, these carryforwards will begin to expire in 2018 for federal tax purposes and 2006 for state tax purposes.

As of December 31, 2005, the Company has research credit carryforwards of approximately $1.5 million and $1.7 million for federal and state tax purposes, respectively. If not utilized, the federal carryforward will expire in various amounts beginning in 2013. The California credit can be carried forward indefinitely.

Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. The amount of limitation on net operating loss carryforwards, if any, has yet to be determined.

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
10.	Employee Benefit Plan

During 2001, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. In January 2006, the company made a contribution equal to $500 per active employee at December 31, 2005.
11.	Related Party Transactions

In December 2001, the Company loaned a founder $100,000 and received a promissory note in exchange. The interest rate on the note is 5.0% compounded annually. The note matures in December 2006 or upon demand if the Company makes an initial public offering of its common stock, if there is a sale of assets representing more than 50% of the Company’s consolidated assets, or if there is an exchange of more than 50% of the Company’s shares. The note is collateralized by 300,000 shares of the Company’s common stock, which is owned by the founder and were valued at $0.50 per share upon issuance. This note receivable is included with prepaid expenses and other current assets in the balance sheet. The Company recorded interest income associated with the note of $5,788 and $5,513 at December 31, 2005 and 2004, respectively.
12.	Cash Flow Information

Supplemental disclosure of cash flow information for the years ended December 31, 2005 and 2004:

	2005	2004

Cash paid of interest	$123,050	$81,074

Cash paid for taxes	$339,114	$64,702

Supplemental disclosure of non-cash investing and financing activities for the years ended December 31, 2005 and 2004:

	2005	2004

Accretion of Mandatorily Redeemable Preferred Stock to redemption value	$24,280	$34,296

Issuance of warrants	$263,943	$—

Deferred stock-based compensation	$9,386,272	$2,792,037

WILY TECHNOLOGY, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2005 and 2004
Detail of acquisition for the year ended December 31, 2005:

2005

Cash and cash equivalents	$(10,004)
Accounts receivable	(8,000)
Property and equipment	(85,193)
Goodwill	(12,558,787)
Other assets	(6,375)
Accounts payable	348,831
Accrued liabilities	10,913
Deferred revenue	22,694
Series D Mandatorily Redeemable Preferred Stock	3,690,000
Common stock	7,678,140
Stock options	417,781

Cash paid	(500,000)
Cash acquired in acquisition	10,004

Cash used for purchase of business	$(489,996)

13.	Subsequent Events

On January 5, 2006, Computer Associates International, Inc and the Company entered into an Agreement and Plan of Merger. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, no par value, of the Company will be converted into the right to receive approximately $11.30 in cash. At the effective time of the Merger, each outstanding, vested and unexercised option to purchase the Company’s Common Stock will be converted into the right to receive cash equal to the difference between the option price and approximately $11.70 per share. Additionally, outstanding unvested options will be converted into the right to receive cash on a quarterly basis equal to the difference between the option price and approximately $11.70 per share. The Merger Agreement has been unanimously approved by the Company’s Board of Directors and the Company’s stockholders. On March 3, 2006, the transactions contemplated by the Merger Agreement and all required antitrust clearance and customary closing conditions were satisfied and the deal was closed.

On February 27, 2006 the Company repaid both the current and long-term portions of the notes payable outstanding as of that date.